Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 5 May 2023, with respect to the financial statements of MNG Havayolları ve Taşımacılık Anonim Şirketi, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Bağımsız Denetim ve Serbest Muhasebeci Mali Muşavirlik A.Ş.

Ankara, Turkey

1 June 2023